Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made and entered into effective as of June 1, 2011 (“Effective Date”), by and between Respect Your Universe, Inc., a Nevada corporation ("Company") and Exit 21 Global Solutions LLC, dba Exit 21 Apparel Solutions, an Oregon limited liability company (“Consultant”), and its partners Eric Siffert (“Siffert”) and Chris Martens (“Martens”).

RECITALS

WHEREAS, Consultant has certain experience in the design, development, merchandising, sourcing and production of clothing lines;

WHEREAS, the Company has appointed Martens as the Company’s Chief Executive Officer (“CEO”) on a consulting basis via Consultant;

WHEREAS, the Company has appointed Siffert as the Company’s Chief Operations Officer (“COO”) on a consulting basis via Consultant; and

WHEREAS, the Company desires to engage the services of the Consultant to assist the Company in the development and production of a clothing line for the Company.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.                      CONSULTING SERVICES.  The “Consulting Services” refers to collectively the Product Consulting Services, CEO Consulting Services and the COO Consulting Services.

(A)           Product Consulting Services.  Attached hereto as Exhibit A and incorporated herein by this reference is a description of the services to be provided by the Consultant for the development and production of the Company’s clothing line during the Term of this Agreement (the "Product Consulting Services"). Consultant will provide the Consulting Services in a professional and workmanlike manner to the best of its abilities. Consultant makes no other warranty to the Company, and specifically disclaims any warranty of merchantability or fitness for a particular purpose with respect to any products designed by Consultant hereunder.

(B)           CEO Consulting Services.  During the Term of this Agreement, Martens shall act as the Company’s CEO, managing all aspects of the day-to-day business of the Company, and report to the Company’s Board of Directors.

(C)           COO Consulting Services.  During the Term of this Agreement, Siffert shall act as the Company’s COO, managing the Company’s operations, and report to the Company’s CEO.

(D)           Excluded Duties.  The Consultant Services hereunder shall not include either Siffert or Martens being appointed principal executive or accounting officer of the Company for purposes of any Securities and Exchange Commission filings, including certification of same pursuant to sections 302, 404 or 906 of the Sarbanes-Oxley Act of 2002 .

2.                      TERM OF AGREEMENT

This Agreement shall be in full force and effect commencing upon the Effective Date and expiring on December 31, 2011 (“Term”). Consultant or Company shall have the right to terminate this Agreement with 30 days notice in the event of (i) the bankruptcy, insolvency, or assignment for the benefit of creditors of the other, or (ii) a material breach of the Agreement of the other, and such failure continues un-remedied for a period of 15 days after written notice.

3.                      TIME DEVOTED BY CONSULTANT, SIFFERT AND MARTENS

It is anticipated that the Consultant, Siffert and Martens shall spend as much time as deemed necessary in order to perform their respective obligations hereunder. The Company understands that this amount of time may vary and that the Consultant may perform Consulting Services for other companies.

4.                      PLACE WHERE SERVICES WILL BE PERFORMED

The Consultant, Siffert and Martens will perform most services in accordance with this Agreement at Consultant's offices, or at such other place(s) as necessary to perform these services in accordance with this Agreement.

5.                      COMPENSATION

The compensation to for the Consulting Services shall be as set forth in Exhibit B attached hereto and incorporated herein by this reference.

6.                      INDEPENDENT CONTRACTOR; OWNERSHIP

(A)           Both Company and the Consultant agree that the Consultant, Martens and Siffert will act as an independent contractors in the performance of their respective duties under this Agreement.

(B)           All of the designs conceived by Consultant in connection with the Consulting Services shall be the sole and exclusive property of the Company.

7.                      CONFIDENTIAL INFORMATION

The Consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep, all, such information, secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing party's prior written consent. It is hereby agreed that from time to time Consultant and the Company may designate certain disclosed information as confidential for purposes of this Agreement.

8                       INDEMNIFICATION

The Consultant shall indemnify and hold the Company harmless from any and al liabilities and obligations arising from Consultant's gross negligence and willful misconduct with the Consulting Services. The Company shall indemnify and hold Consultant Siffert, and Martens harmless from any and all liabilities and obligations arising from conduct and activities of the Company, including (i) any allegation of infringement or violation of any third-party intellectual property rights; (ii) any product liability claim in connection with any products designed hereunder; (iii) any claims under state, federal or local laws or regulations in connection with the offer or sale of the Company’s securities; (iv) any reporting or other requirement in connection with the Securities and Exchange Act of 1934 and other state or local securities laws; and (v) any claims in connection with the Excluded Duties set forth in Section 1(D).

The indemnity obligations of the parties under this paragraph 8 shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company, the. Consultant and any other such persons or entities mentioned hereinabove.

9.                      COVENANTS OF CONSULTANT

Consultant covenants and agrees with the Company that, in performing Consulting Services under this Agreement, Consultant will:

(a)	Comply with all federal and state laws;. and

(b)	Not make any representations on behalf of the Company other than those authorized by the Company.

10.                    SUBCONTRACTORS AND MANUFACTURERS

(A)          Subcontractors. Consultant may, from time to time, engage subcontractors or independent contractors to perform portions of the Product Consulting Services under the authority, and control of Consultant.

(B)           Manufacturers. Consultant will identify certain manufacturers, factories, suppliers and facilities for the production of the Company's products, and will manage such relationships on behalf of the Company as part of the Product Consulting Services hereunder. The Company will be solely responsible for the payment of any invoices, posting of any requires letters-of-credit, and any other financial aspects of the business relationship with such manufacturers, factories, suppliers and facilities. Consultant is responsible for delivery of prototypes, as set forth on Exhibit A. The Company is responsible for the cost of salesman samples, as well as the cost of production lines for the products designed hereunder.

11.                      MISCELLANEOUS

(A)           Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claim for damages and/or rescission shall be settled by arbitration in Los Angeles County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator. The arbitrator sitting in any such controversy shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms effects any such alteration, or modification subject to 11(G). This Section 11 shall survive the termination of this Agreement.

(B)           If either party to this Agreement brings an action on this Agreement, the prevailing, party shall be entitled to reasonable expenses therefore, including, but not limited to, attorneys’ fees and expenses and court costs.

(C)           This Agreement shall inure to the benefit of the parties hereto, their administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

(D)           This Agreement contains the entire understanding of the parties and supersedes all prior agreements between them.

(E)           This Agreement shall be constructed and interpreted in accordance with and the governed by the laws of the State of California.

(F)           No supplement, modification or amendment of this Agreement shall be binding unless, executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in. writing by the party making the waiver.

(G)           If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised apart hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

IN WITNESS WHEREOF, the parties hereto have placed their signatures hereon on the day below.

RESPECT YOUR UNIVERSE, INC.,
a Nevada corporation

/s/ Kristian Andresen

Name:	Kristian Andresen

Title:	Corporate Secretary

Date:	June 30, 2011

EXIT 21 GLOBAL SOLUTIONS LLC, DBA EXIT 21 APPAREL SOLUTIONS,
an Oregon limited liability company

/s/ Christopher Martens

Name:	Christopher Martens

Title:	Partner

Date:	June 30, 2011

CHRISTOPHER MARTENS

/s/ Christopher Martens

Date:	June 30, 2011

ERICK SIFFERT

/s/ Erick Siffert

Date:	June 30, 2011

EXHIBIT A

DESCRIPTION OF PRODUCT CONSULTING SERVICES

Consultant shall perform the following Product Consulting Services pursuant to the terms of this Agreement:

(1)           General consulting services for the design, development, merchandising, sourcing and production of a 20-style clothing line, including but not limited to:

(a)           competitive market analysis, merchandising, and line planning;

(b)           product and component design, including color and fabric selection;

(c)           raw material selection and purchasing for prototypes, including the delivery of garment prototypes;

(d)           fit and approval of garment and accessory prototypes; and

(e)           production: responsible for delivery management and quality control of all apparel and accessories.

The above services will be further defined and delineated by the parties from time to time as, necessary. Consultant will not be responsible for any inventory (raw material or finished product) warehousing, sales, sales forecasting and planning.

EXHIBIT B
TERMS OF COMPENSATION

The compensation under the Agreement shall be as follows:

1.               CONSULTING SERVICES FEES.

a.	PRODUCT CONSULTING SERVICES. The fee for the Product Consulting Services $24,000 monthly. Any additional fees shall be mutually agreed upon in writing by Company and Consultant.

b.      CEO CONSULTING SERVICES FEES.  The fee for the CEO Consulting Services is $13,000 monthly.

c.      COO CONSULTING SERVICES FEES.  The fee for the COO Consulting Services in $13,000 monthly.

2.               EQUITY COMPENSATION. In addition to the Fees, the Board of Director of the Company shall approve on July 1, 2011 and the Company shall issue and deliver the following options to purchase Company common stock issued from the Company’s 2011 Incentive Award Plan:

OPTIONEE	OPTION SHARES	ISSUE DATE	VESTING	EXERCISE PRICE	TYPE

Christopher Martens	300,000	July 1, 2011	Fully vested on issuance	Market close on July 1, 2011	Non-Qual

Eric Siffert	300,000	July 1, 2011	Fully vested on issuance	Market close on July 1, 2011	Non-Qual

3.               EXPENSES. Consultant shall be reimbursed for all out-of-pocket expenses upon submission of receipts or accounting to the Company, including, but not limited to, all travel expenses, research material and charges, computer charges, long-distance telephone charges, facsimile costs, copy charges, messenger services, mail expenses and such other Company related charges as may occur exclusively in relation to the Company's business as substantiated by documentation. Any expenditure above $100 will require oral or written pre-approval of the Company.